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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of SystemSoft Corporation on Form S-8 (File Nos. 33-85968, 33-80843, 333-13019 and 333-18657) and on Form S-3 (File Nos. 33-96116 and 333-19211) of our reports dated March 4, 1998, except as to the information presented in Note 15 for which the date is April 29, 1998, on our audits of the consolidated financial statements and financial statement schedule of SystemSoft Corporation as of January 31, 1998 and 1997, and for each of the three years in the period ended January 31, 1998, which reports are included or incorporated by reference into this Annual Report on Form 10-K.



                                           /S/ Coopers & Lybrand L.L.P.

                                           COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
May 1, 1998


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